Exhibit 99.1

Investor and Financial Contacts:

Amanda Clardy

Vice President, Investor Relations

(760) 603-7200

FOR IMMEDIATE RELEASE

Invitrogen Announces First Quarter 2008 Results

First quarter revenue of $350 million, 13.5 percent increase

First quarter GAAP EPS of $1.19 and Non-GAAP EPS $1.55

Free cash flow $56 million for the quarter

CARLSBAD, CA—April 22, 2008—Invitrogen Corporation (Nasdaq:IVGN) today announced results for its first quarter ended March 31, 2008. Revenues for the first quarter were $350 million, an increase of 13.5 percent over the $309 million reported for the first quarter of 2007.

“These results once again demonstrate not only the company’s strength, but also our ability to consistently deliver,” said Greg Lucier, Chairman and Chief Executive Officer of Invitrogen. “Our end markets are stable, our portfolio of products has never been more robust, and we continue to benefit from our execution focus. We have positioned the company for success in both the short and long term, and we are looking forward to another solid year.”

First quarter diluted earnings per share were $1.19, which includes $0.12 per share of stock option expensing and $0.24 per share of amortization, business integration and other expenses. On a non-GAAP basis, which excludes these items, diluted earnings per share were $1.55, an increase of 36 percent over the same period last year.

Analysis of First Quarter 2008 Results

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First quarter 2008 revenues increased 13.5 percent over the previous year, driven by solid growth in all businesses and regions, as well as positive currency benefits. Organic revenue growth, without the impact from currency and acquisitions, was 7 percent.

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Gross margin, on a non-GAAP basis, was 67.8 percent in the first quarter. This represents an increase of 290 basis points from the same period in the prior year, due to favorable product mix, improved sera gross margins, positive pricing, and ongoing benefits from currency.

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Non-GAAP operating margin reached a record high of 28.7 percent in the first quarter, representing an increase of 190 basis points over the same period in 2007. Operating expenses increased year over year due to investments in personnel, strategic consulting projects, the Invitrogen Foundation, and currency, which partially offset the increases in gross margin.

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Non-GAAP tax rate was 27.2 percent, a decrease of approximately 3 percentage points from the previous year. The decrease was related primarily to the recognition of approximately $3 million of one-time tax benefits from the settlement of transfer pricing audits with the US and Japanese tax authorities and lower US taxes on repatriation, net of the loss of the federal research credit which expired in 2007.

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Weighted shares outstanding were 48.9 million in the first quarter. The company continued to execute upon its share repurchase program, with the purchase of 1.2 million shares for $100 million in the first quarter.

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Cash flow from operating activities for the first quarter was $67 million. First quarter capital expenditures were $11 million and free cash flow was $56 million. The company ended the first quarter with $549 million in cash & short-term investments.

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The following analysis of diluted earnings per share identifies specific items that affect the comparability of results between periods. Reconciliations between Invitrogen’s results and non-GAAP results for the periods reported are presented in the attached tables and on the company’s Investor Relations page at www.invitrogen.com.

	Three Months Ending March 31,
	2008	2007	%
GAAP earnings per share	$1.19	$0.62	92%
Amortization of acquisition related expenses	$0.23	$0.37	(38%)
Stock option expense (FAS123R)	$0.12	$0.13	(8%)
Business integration and other expense	$0.01	$0.02	(50%)
Non-GAAP earnings per share	$1.55	$1.14	36%

Segment and Geographic Highlights

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BioDiscovery revenue was $247 million in the first quarter, an increase of 12 percent over the same period the previous year. Organic revenue growth, which excludes the impact from currency, was 7 percent. Revenue growth was a result of increased price and volume in almost all product areas, most notably in drug discovery sciences, cloning and protein expression, real time PCR, RT enzymes and follow-on reagent streams from instruments launched in 2006 and 2007.

•	BioDiscovery gross margins increased 130 basis points year over year due to positive price and mix, as well as higher royalty revenue.

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Cell Systems revenue was $103 million in the first quarter 2008, an increase of 16 percent over the same period the previous year. Organic revenue growth, which excludes the impact from currency and acquisitions, was 7 percent. Greater than market growth in cell culture research was driven by accelerating sales of stem cell and other specialty cell culture media, as well as price. Production media and sera grew in the low single digits, as expected.

•	Cell Systems gross margins increased by 730 basis points year over year due to significantly improved sera gross margins, product mix and positive pricing.

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Revenue growth by region for the first quarter was 6 percent in the Americas, 21 percent in Europe and 19 percent in Asia Pacific. The emerging markets of India, China and Korea all had strong double-digit growth, while the Japan business grew modestly.

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The company launched a new website designed to offer its customers an easier, faster way to find and purchase products and services online. The new site is organized to more closely align with the way scientists conduct research, and features an enhanced search function and more comprehensive product information pages.

•	Orders transacted through e-commerce channels reached another record high of 61 percent in the Americas during the first quarter, and over 48 percent globally.

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The company introduced a number of new products, including GIBCO® FoamAway™ Irradiated AOF (Animal Origin Free), a first of its kind sterile, ready-to-use, anti-foaming reagent that contains no components of human or animal origin.

Fiscal Year 2008 Outlook

Based on the first quarter results, the company will be revising its expectations for fiscal year 2008 financial performance. Subject to the risk factors detailed in the Safe Harbor Statement section of this release, the company expects revenues to increase in the high single digits. Non-GAAP earnings per share are now expected to increase one and a half to two times that of revenue. The company will provide further detail on its business outlook during the conference call today.

Conference Call and Webcast Details

The company will discuss its financial and business results as well as its business outlook on its conference call at 4:30 pm Eastern Time today. This conference call will contain forward-looking information. The conference call will include a discussion of “non-GAAP financial measures” as that term is defined in Regulation G. For actual results, the most directly comparable GAAP financial measures and information reconciling these non-GAAP financial measures to the company’s financial results determined in accordance with GAAP, as well as other material financial and statistical information to be discussed on the conference call will be posted at the company’s Investor Relations website at www.invitrogen.com.

The webcast can be accessed on Invitrogen’s website at www.invitrogen.com on the Investor Relations home page. Alternatively, callers may listen to the live conference call by dialing 800.510.9836 (domestic) or 617.614.3670 (international) and use passcode 85371565. A replay of the webcast will be available on the Company’s website through May 13, 2008.

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About Invitrogen

Invitrogen Corporation (Nasdaq:IVGN) provides products and services that support academic and government research institutions and pharmaceutical and biotech companies worldwide in their efforts to improve the human condition. The company provides essential life science technologies for disease research, drug discovery, and commercial bioproduction. Invitrogen’s own research and development efforts are focused on breakthrough innovation in all major areas of biological discovery including functional genomics, proteomics, stem cells, cell therapy and cell biology—placing Invitrogen’s products in nearly every major laboratory in the world. Founded in 1987, Invitrogen is headquartered in Carlsbad, California, and conducts business in more than 70 countries around the world. The company employs approximately 4,700 scientists and other professionals and had revenues of approximately $1.3 billion in 2007. For more information, visit www.invitrogen.com.

Statement Regarding Use of Non-GAAP Measures

We regularly have reported non-GAAP measures for net income and earnings per share as non-GAAP results. These measures are provided as supplementary information and are not a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP measures are limited because they do not reflect the entirety of our business results.

We define our non-GAAP results as our GAAP results excluding the after tax impact of the following:

•	Acquisition related amortization;

•	In process research and development expenses;

•	Acquisition related gains and losses;

•	Asset impairment charges related to a portfolio review;

•	Business consolidation costs required to realize cost synergies from combining our acquired entities with our existing operations;

•	Certain significant one time events that are unlikely to recur;

•	Share based payment expenses as a result of adoption of FAS123R.

Management views these excluded items as not indicative of the operating results or cash flows of its operations and excludes these items as a supplemental disclosure to assist investors in evaluating and assessing our past and future operational performance. This presentation of our non-GAAP results is consistent with how management internally evaluates the performance of its operations.

We encourage investors to carefully consider our results under GAAP, as well as our non-GAAP disclosures and the reconciliation between these presentations to more fully understand our business. Reconciliations between GAAP results and non-GAAP results are presented on the following pages.

Safe Harbor Statement

Certain statements contained in this press release and in today’s conference call are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is Invitrogen’s intent that such statements be protected by the safe harbor created thereby. Such statements include, but are not limited to statements regarding Invitrogen’s: 1) financial projections, including revenue and non-GAAP earnings per share; 2) plans regarding our share repurchase program; 3) momentum in 2008; and 4) plans to sustain and expand organic growth and increase operating margins. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include,

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but are not limited to a) the Company’s ability to identify promising technology and new product development opportunities; b) the Company’s repurchase shares of its common stock at prices that are acceptable to its Board of Directors and management; and c) the Company’s ability to identify acquisitions and organic growth opportunities that will position it to serve growing markets, as well as other risks and uncertainties detailed from time to time in Invitrogen’s Securities and Exchange Commission filings.

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INVITROGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND RECONCILIATION OF NON-GAAP ADJUSTMENTS(1)

(in thousands, except per share data) (unaudited)	For the three months ended March 31, 2008				For the three months ended March 31, 2007
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenues	$350,218	$—		$350,218	$308,653			$308,653
Cost of revenues	114,555	(1,687	)(2)(3)	112,868	109,733	(1,433	)(2)(3)	108,300
Purchased intangibles amortization	16,903	(16,903	)(4)	—	27,586	(27,586	)(4)	—

Gross profit	218,760	18,590		237,350	171,334	29,019		200,353

Gross margin	62.5%			67.8%	55.5%			64.9%
Operating expenses:
Sales and marketing	70,298	(1,509	)(3)	68,789	57,215	(1,527	)(3)	55,688
General and administrative	43,435	(4,900	)(3)	38,535	40,521	(4,960	)(3)	35,561
Research and development	30,633	(1,016	)(3)	29,617	27,445	(1,031	)(3)	26,414
Business consolidation costs	501	(501	)(5)	—	1,798	(1,798	)(5)	—

Total operating expenses	144,867	(7,926)		136,941	126,979	(9,316)		117,663

Operating income	73,893	26,516		100,409	44,355	38,335		82,690
Operating margin	21.1%			28.7%	14.4%			26.8%
Interest income	8,924	—		8,924	3,969	—		3,969
Interest expense	(6,867)	—		(6,867)	(7,184)	—		(7,184)
Other income (expense), net	1,794	—		1,794	(254)	—		(254)

Total other income (expense), net	3,851	—		3,851	(3,469)	—		(3,469)

Income from continuing operations before provision for income taxes	77,744	26,516		104,260	40,886	38,335		79,221
Income tax provision	(19,374)	(8,941	)(6)	(28,315)	(10,994)	(13,165	)(6)	(24,159)

Income from continuing operations	$58,370	$17,575		$75,945	$29,892	$25,170		$55,062
Income from discontinued operations, net of tax	$1,358	$(1,358)		$—	$374	$(374)		$—

Net income	$59,728	$16,217		$75,945	$30,266	$24,796		$55,062
Effective tax rate for continuing operations	24.9%			27.2%	26.9%			30.5%
Add back interest expense for subordinated debt, net of tax	34			34	40			40

Numerator for diluted continuing earnings per share	$58,404	$17,575		$75,979	$29,932	$25,170		$55,102

Earnings per common share:
Basic earnings per share from continuing operations	$1.26			$1.64	$0.63			$1.16

Basic earnings per share from discontinued operations	$0.03			$—	$0.01			$—

Diluted earnings per share from continuing operations	$1.19			$1.55	$0.62			$1.14

Diluted earnings per share from discontinued operations	$0.03			$—	$0.01			$—

Weighted average shares used in per share calculation:
Basic	46,434			46,434	47,344			47,344
Diluted	48,932			48,932	48,307			48,307

(1)	The Company has regularly reported Non-GAAP results which exclude the amortization of purchased intangibles, charges for inventory revaluation on products sold that were previously written-up under purchase accounting rules, in-process research and development and acquisition related deferred compensation to provide a supplemental comparison of results of operations. In addition, expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payments," have been excluded from Non-GAAP results.

(2)	Add back noncash charges for purchase accounting inventory revaluations of $0.3 million and zero for the three months ended March 31, 2008 and 2007, respectively.

(3)	Add back stock option expense related to Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payments," of $8.8 million and $8.9 million for the three months ended March 31, 2008 and 2007, respectively.

(4)	Add back amortization of purchased intangibles.

(5)	Add back business consolidation costs.

(6)	Non-GAAP tax expense is higher than GAAP tax expense primarily because certain acquisition related costs such as charges for inventory revaluation, amortization of acquired intangibles, in-process research and development and deferred compensation are deducted for GAAP purposes but excluded for Non-GAAP purposes. In addition, 2008 GAAP net income includes expenses related to share-based payments as a result of Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payments," which are deducted for GAAP purposes but excluded for Non-GAAP purposes. These deductions produce a GAAP only tax benefit which is added back for Non-GAAP presentation.

INVITROGEN CORPORATION

BUSINESS SEGMENT HIGHLIGHTS

FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007

(in thousands) (unaudited)	Bio- Discovery	Cell Culture Systems	Unallocated(1)	Total
Segment results for the three months ended March 31, 2008
Revenues	$247,296	$102,922	$—	$350,218

Gross profit	180,175	57,175	(18,590)	218,760

Gross margin	72.9%	55.6%		62.5%
Selling and administrative	78,054	29,270	6,409	113,733
Research and development	25,854	3,763	1,016	30,633
Business consolidation costs	—	—	501	501

Operating income (loss)	$76,267	$24,142	$(26,516)	$73,893

Operating margin	30.8%	23.5%		21.1%

Segment results for the three months ended March 31, 2007
Revenues	$220,067	$88,586	$—	$308,653

Gross profit	157,541	42,812	(29,019)	171,334

Gross margin	71.6%	48.3%		55.5%
Selling and administrative	68,272	22,977	6,487	97,736
Research and development	23,391	3,023	1,031	27,445
Business consolidation costs	—	—	1,798	1,798

Operating income (loss)	$65,878	$16,812	$(38,335)	$44,355

Operating margin	29.9%	19.0%		14.4%

(1)	Unallocated items for the three months ended March 31, 2008 and 2007 include noncash charges for purchase accounting inventory revaluations of $0.3 million and zero, amortization of purchased intangibles of $16.9 million and $27.6 million, business consolidation costs of $0.5 million and $1.8 million, and expenses related to share-based payments as a result of the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payments," of $8.8 million and $8.9 million, respectively. These items are not allocated by management for purposes of analyzing the operations since they are principally non cash or other costs resulting primarily from business restructuring or purchase accounting that are separate from ongoing operations.

INVITROGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands) (unaudited)	For the three months ended March 31,
	2008	2007
Net income	$59,728	$30,266
Add back amortization and share-based compensation	28,377	41,235
Add back depreciation	9,492	11,173
Balance sheet changes	(44,192)	(23,860)
Other noncash adjustments	14,028	9,053

Net cash provided by operating activities	67,433	67,867
Capital expenditures	(11,478)	(10,777)

Free cash flow	55,955	57,090
Net cash (used in) provided by investing activities	(36,580)	6,625
Net cash used in financing activities	(87,695)	(85,788)
Effect of exchange rate changes on cash	7,609	1,903

Net decrease in cash and cash equivalents	$(60,711)	$(20,170)

INVITROGEN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	March 31 2008	December 31, 2007
	(unaudited)
ASSETS
Current assets:
Cash and short-term investments	$549,075	$671,293
Trade accounts receivable, net of allowance for doubtful accounts	206,762	192,137
Inventories	206,219	172,692
Deferred income taxes	23,669	20,699
Prepaid expenses and other current assets	35,020	33,663

Total current assets	1,020,745	1,090,484
Property and equipment, net	328,376	319,653
Goodwill	1,584,530	1,528,779
Intangible assets, net	303,945	286,521
Long-term investments	37,633	753
Other assets	51,871	103,557

Total assets	$3,327,100	$3,329,747

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$9	$124
Accounts payable, accrued expenses and other current liabilities	210,528	225,218
Income taxes	8,741	9,071

Total current liabilities	219,278	234,413
Liabilities of discontinued operations	2,112	2,506
Long-term debt	1,150,981	1,150,700
Pension liabilities	28,287	28,428
Income taxes	107,743	129,466
Other long-term liabilities	18,839	18,787
Stockholders' equity	1,799,860	1,765,447

Total liabilities and stockholders' equity	$3,327,100	$3,329,747